Exhibit 10.4

DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT is made effective the 19th day of August 2025.

BETWEEN:

FIRST TOWERS & FIBERS CORP., a company incorporated pursuant to the laws of the Province of British Columbia

(the “Company”)

AND:

DUNSTAN HOLDINGS LTD., a company incorporated pursuant to the laws of the Province of British Columbia

(the “Creditor”)

AND:

AKANDA CORP., a company incorporated pursuant to the laws of the Province of Ontario

(“Akanda”)

WHEREAS:

A.	The Company entered into a Share Exchange Agreement dated March 5, 2025 and amended as of March 30, 2025 with Akanda Corp. (“Akanda”) and the Company’s shareholders (as amended on March 31, 2025, the “Share Exchange Agreement”) in connection with the acquisition by Akanda of all the issued and outstanding shares of the Company (the “Acquisition”), such Share Exchange Agreement further amended as of the date hereof (the “Amendment” and, with the Share Exchange Agreement, the “Amended Agreement”);

B.	The Company is indebted to the Creditor for the principal amounts of CAD$170,000.00, which was advanced to the Company under a loan agreement dated on February 19, 2019 (the “CAD Debt1”) and CAD$875,000.00 which was advanced to the Company under a loan agreement dated on August 16, 2018 (the “CAD Debt2”, and together with the CAD Debt1, the “Debt”);

C.	Under the terms of the loan agreements between the Company and the Creditor, as at the date of this Agreement, the Company owes the Creditor accrued interest of CAD$438,625.07 on the CAD Debt1 and accrued interest of CAD$2,462,077.27 on the CAD Debt2;

D.	If the closing conditions as set forth in the Amended Agreement are satisfied or waived, the Creditor agrees to:

a.	reduce the current interest that is currently applicable to the Debt;

b.	convert the CAD Debt and the Canadian dollar dominated accrued and unpaid interest into US dollars;

c.	accept as full settlement of the CAD Debt1 and the CAD Debt2 a convertible note issued by Akanda with a principal amount of US$756,917.28 on the terms set out in this Agreement; and

d.	accept as full settlement of the accrued interest owing on the Debt the issuance of Class B Special Shares of Akanda (the “Class B Shares”) with a value calculated in accordance with the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and of the mutual covenants and agreements set out herein, the parties hereto covenant and agree as follows:

1.	ACKNOWLEDGEMENT OF DEBT

1.1 The Company acknowledges and agrees that, as of the date of this Agreement, it is indebted to the Creditor in the amount of the Debt and the accrued and unpaid interest thereon in amounts equal to CAD$608,625.07 on the CAD Debt1 and CAD$3,337,077.27 on the CAD Debt2.

2.	REDUCTION OF INTEREST OF DEBT

2.1 [Intentionally Omitted]

2.2 The Parties acknowledge and agree that, as of date hereof (a) the accrued and unpaid interest on the CAD Debt1 would be $124,579.10, and (b) the accrued and unpaid interest on the CAD Debt2 would be CAD$706,991.37.

2.3 For greater certainty, the Company acknowledges that if the Acquisition does not occur as contemplated in the Amended Agreement, then there will be no adjustment made to terms of the Debt and the Creditor’s agreements herein.

3.	CONVERSION OF CAD LOAN TO USD

3.1 Subject to the terms of this Agreement, and conditional upon the closing of the Acquisition, the Creditor and the Company agree that the CAD Debt and all accrued and unpaid interest thereon, adjusted as set forth herein, shall be converted into USD, based upon the currency exchange rate as of the Closing Date of the Acquisition using the Bank of Canada rate.

3.2 Accordingly, the CAD Debt1 and CAD Debt2 and the accrued and unpaid interest thereon through to the date hereof, would be converted into US$123,134.87 and US$633,782.41, respectively.

4.	ISSUE OF CONVERTIBLE NOTE

4.1 Immediately following the Acquisition and after giving effect to Sections 2 and 3, in full settlement of the Debt (but not, for greater certainty, the accrued and unpaid interest thereon, which shall be addressed pursuant to Section 5 below), Akanda will issue to the Creditor a convertible promissory note (the “Convertible Note”) with a principal value of equal to the US dollar amount of the Debt (being, for greater certainty, the principal amount of the USD Debt plus the US dollar equivalent of the CAD Debt as converted in accordance with Section 3 on the Closing Date). The Convertible Note will be issued in the form attached as Appendix 1 to this Agreement.

5.	ISSUANCE OF ISSUED SHARES

5.1 [Intentionally Omitted]

5.2 The Company and Akanda agree that immediately following requisite shareholder approval pursuant to the Amendment and after giving effect to Sections 2 and 3, the Company and Akanda will issue 547,569 Class B Shares to the Creditor (the “Issued Shares”). The Issued Shares will be issued at an assumed price per share of $1.10. For the avoidance of doubt and notwithstanding anything to the contrary herein, any and all issuances of securities by the Purchaser hereunder computed as of the date hereof but issued subsequent to the date hereof shall be subject to, and appropriately adjusted by, any applicable stock split, reverse stock split, consolidation or other adjustment made by Akanda to its securities.

6.	RELEASE OF CLAIMS

6.1 The Creditor agrees that subject to and following receipt by the Creditor of the Convertible Note and the Issued Shares in accordance with Sections 4 and 5 above:

(a)	the USD Debt and CAD Debt (for avoidance of doubt, including all accrued and unpaid interest thereon) will be fully satisfied and extinguished; and

(b)	the Creditor will be deemed to have released and forever discharged the Company, its subsidiaries and their respective directors, officers, employees, representatives and advisors from and against any and all claims, actions, obligations, and damages whatsoever which the Creditor may have against any of in respect of the USD Debt and/or the CAD Debt.

This release will be operative from and after the date of completion of the transactions contemplated by this Agreement and shall be effective without the delivery of any further release or other documents by the Creditor to the Company.

6.2 Promptly following receipt by the Creditor of the Convertible Note and the Issued Shares in accordance with Sections 4 and 5 above, the Creditor agrees to release any and all security interests held by the Creditor in with respect to the Debt and shall, at the cost and expense of the Company and Akanda, provide any documents or financing statements evidencing such release that the Company may reasonably require.

7.	Legending of ISSUED Shares

7.1 The Creditor acknowledges that the Issued Shares will be subject to resale restrictions contained in the Applicable Securities Laws (as defined herein) applicable to the Company and the Creditor (and any beneficial purchaser for which the Creditor is contracting hereunder). The Creditor will receive a certificate (or evidence of book-entry at the transfer agent of Akanda) bearing the following legend imprinted thereon:

“Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is four months and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH (I) AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, IF AVAILABLE OR (II) UNDER AN EFFECTIVE REGISTRATION STATEMENT, AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF) MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

7.2 The Issued Shares shall be:

(a)	issued as fully paid, non-assessable shares in the capital of the Company, free and clear of all encumbrances;

(b)	“restricted securities” as such term is defined in Rule 144(a)(3), as amended, and accordingly shall bear a U.S. restrictive legend, as applicable; and

(c)	subject to the restricted period required by the Applicable Securities Laws.

8.	PRIVACY LEGISLATION

8.1 The Creditor acknowledges and consents to the fact that the Company and/or Akanda is collecting the Creditor’s (and any beneficial purchaser for which the Creditor is contracting hereunder) personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing the Creditor’s shares pursuant to Section 5. The Creditor acknowledges and consents to the Company retaining the personal information for so long as permitted or required by applicable law or business practices. The Creditor further acknowledges and consents to the fact that the Creditor may be required by Applicable Securities Laws, stock exchange rules and/or Investment Dealers Association of Canada rules to provide regulatory authorities any personal information provided by the Creditor respecting itself (and any beneficial purchaser for which the Creditor is contracting hereunder). The Creditor represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Creditor is contracting. In addition to the foregoing, the Creditor agrees and acknowledges that the Company may use and disclose the Creditor’s personal information, or that of each beneficial purchaser for whom the Creditor are contracting hereunder, as follows:

(a)	for internal use with respect to managing the relationships between and contractual obligations of the Company and the Creditor or any beneficial purchaser for whom the Creditor is contracting hereunder;

(b)	for use and disclosure to the Company’s transfer agent and registrar;

(c)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(d)	disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

(e)	disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(f)	disclosure to professional advisers of the Company in connection with the performance of their professional services;

(g)	disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(h)	disclosure to a court determining the rights of the parties under this Debt Settlement Agreement; or

(i)	for use and disclosure as otherwise required or permitted by law.

8.2 The Creditor further acknowledges that the British Columbia Securities Commission collects personal information in forms submitted to it by the Company, including information about the Creditor, the Creditor’s address and contact information, and the Creditor’s share issuance pursuant to Section 5. The Creditor acknowledges that the British Columbia Securities Commission is entitled to collect the information under authority granted to it under Applicable Securities Laws (defined below) for the purpose of administration and enforcement of the Applicable Securities Laws in British Columbia. The Creditor acknowledges that it may obtain information regarding the collection of this information by contacting the FOI Inquiries, British Columbia Securities Commission, P.O. Box 10142, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Telephone: (604) 899-6854, Facsimile: (604) 899-6581. The Creditor consents to the collection of personal information by the British Columbia Securities Commission.

“Applicable Securities Laws” means the securities legislation having application and the rules, policies, notices and orders issued by applicable securities regulatory authorities.

9.	Representations and Warranties of the Creditor

9.1 The Creditor represents, warrants and acknowledges to the Company that:

(a)	as at the date hereof, the Debt and the Interest Debt constitute the entire outstanding indebtedness of the Company to the Creditor including principal, interest to the date hereof and costs;

(b)	the Debt and Interest Debt are beneficially owned by the Creditor, free and clear of all trade restrictions, liens, charges or encumbrances of any kind whatsoever;

(c)	the Creditor has not conveyed, transferred or assigned any portion of the Debt or the Interest Debt to any third party, and has full right, power and authority to enter into this Agreement and to accept the Issued Shares in full and final satisfaction of the Interest Debt;

(d)	no third party has any right to payment for all or any portion of the Debt or the Interest Debt;

(e)	all necessary corporate or other action has been taken by the Creditor to approve this Agreement;

(f)	the Creditor is an “accreditor investor” as such term is defined under National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators;

(g)	the Creditor is not acquiring the Issued Shares as a result of any material information that the Company has not generally disclosed to the public and the Creditor is acquiring the Issued Shares as principal; and

(h)	the release contained in Section 6 is fully enforceable by the Company against the Creditor.

9.2 The Company’s obligation to complete the transactions contemplated hereby is subject to the foregoing representations and warranties being true and correct in all material respect at the date of this Agreement and at the time of delivery of the Convertible Note and Issued Shares by Akanda to the Creditor. Such representations and warranties will survive the closing of the transaction contemplated hereby.

10.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

10.1 The Company represents, warrants and acknowledges to the Creditor that:

(a)	the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the corporate power to own and operate its property, carry on its business and enter into and perform its obligations under this agreement.

(b)	the performance and consummation of this Agreement and the transactions contemplated hereby

(i)	do not and will not constitute or result in a violation or breach of, or conflict with, or allow any person to exercise any rights under, any of the terms or provisions of the constating documents of the Company;

(ii)	do not and will not constitute or result in a material breach of, or allow any person to exercise any rights under any contract that the Company is a party to; and

(iii)	do not and will not result in a breach of any applicable law;

(c)	this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of it enforceable against it in accordance with its respective terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;

(d)	no filing with, notice to, or authorization of, any governmental entity or regulatory body is required by the Company as a condition to the lawful completion of the transactions contemplated by this Agreement;

(e)	there is no requirement to obtain or provide any consent under any contract to which the Company is a party in order to complete the transactions contemplated by this Agreement;

(f)	the Company has provided the Creditor with a true and complete copy of the Amended Agreement;

(g)	the Amended Agreement has not been terminated or amended and remains in full force and effect; and

(h)	the representations and warranties of the Company contained in Article 4 of the Amended Agreement are true and correct.

10.2 The Creditors’ obligation to complete the transactions contemplated hereby is subject to the foregoing representations and warranties being true and correct at the date of this Agreement and at the time of delivery of the Convertible Note and Issued Shares by Akanda to the Creditor. Such representations and warranties will survive the closing of the transaction contemplated hereby.

11.	REPRESENTATIONS AND WARRANTIES OF AKANDA

11.1 Akanda represents, warrants and acknowledges to the Creditor that:

(a)	Akanda is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the corporate power to own and operate its property, carry on its business and enter into and perform its obligations under this agreement.

(b)	the performance and consummation of this Agreement and the transactions contemplated hereby

(i)	do not and will not constitute or result in a violation or breach of, or conflict with, or allow any person to exercise any rights under, any of the terms or provisions of the constating documents of Akanda;

(ii)	do not and will not constitute or result in a material breach of, or allow any person to exercise any rights under any contract that Akanda is a party to; and

(iii)	do not and will not result in a breach of any applicable law;

(c)	this Agreement has been duly executed and delivered by Akanda and constitutes a legal, valid and binding agreement of it enforceable against it in accordance with its respective terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;

(d)	no filing with, notice to, or authorization of, any governmental entity or regulatory body is required by Akanda as a condition to the lawful completion of the transactions contemplated by this Agreement, other than with respect to applicable securities laws, under applicable Nasdaq rules and regulations and obtaining requisite shareholder approval of Akanda’s common shareholders;

(e)	there is no requirement to obtain or provide any consent under any contract to which Akanda is a party in order to complete the transactions contemplated by this Agreement;

(f)	Akanda has provided the Creditor with a true and complete copy of the Amended Agreement;

(g)	the Amended Agreement has not been terminated or amended and remains in full force and effect;

(h)	following its issue, the Convertible Note will be duly executed and delivered by Akanda and, subject to approval of Akanda shareholders to authorize and approve the issuance of the common shares thereunder upon conversion, will constitute a legal, valid and binding agreement of it enforceable against it in accordance with its terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;

(i)	following their issue, the Issued Shares will be validly issued, fully paid and non-assessable shares of Akanda, registered in the name of the Creditor; and

(j)	the representations and warranties of Akanda in Article 5 of the Amended Agreement are true and correct.

11.2 The Creditors’ obligation to complete the transactions contemplated hereby is subject to the foregoing representations and warranties being true and correct at the date of this Agreement and at the time of delivery of the Convertible Note and Issued Shares by Akanda to the Creditor. Such representations and warranties will survive the closing of the transaction contemplated hereby.

12.	TERMINATION

12.1 This Agreement will terminate immediately if:

(a)	the Acquisition is terminated;

(b)	the Acquisition has not closed on or before September 30, 2025; or

(c)	the parties hereto mutually agree in writing.

13.	GENERAL PROVISIONS

13.1 The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular part, clause, subclause or other subdivision.

13.2 The Company, the Creditor and Akanda will execute such further assurances and other documents and instruments and will do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

13.3 This Agreement is not assignable without the written consent of all parties.

13.4 The headings are for convenience only, do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

13.5 The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

13.6 This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

13.7 Unless otherwise indicated to the contrary, all dollar amounts referred to in this Agreement have been expressed in United States of America currency.

13.8 This Agreement may be executed in any number of counterparts with the same effect as if all the parties to this Agreement had signed the same document and all counterparts will be construed together and constitute one and the same instrument.

13.9 A facsimile or e-mail copy of this Agreement executed by all parties hereto in counterpart or otherwise, will be deemed to be a valid and binding agreement and accepted as an original Agreement until such time as each of the parties has an originally executed Agreement in its possession.

13.10 This Agreement will enure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and permitted assigns, as the case may be.

13.11 Time is of the essence.

13.12 Akanda hereby confirms to the Creditor that it has received a duly executed lock-up agreement from each of Chris Cooper and Francisco Juarez (collectively, the “Lock-up Agreements” and each shareholder party thereto, a “Locked-up Shareholder”), true and complete copies of which have been provided to the Creditor. Akanda agrees in favour of the Creditor (a) to strictly enforce the terms of the Lock-up Agreements against each Locked-up Shareholder, and (b) not to amend, waive, or otherwise modify any term of the Lock-up Agreements without the prior consent of the Creditor. Akanda acknowledges that the Creditor is relying on Akanda’s representation and covenant contained in this Section in connection with Creditor’s agreement to enter into this Agreement and to perform its obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

FIRST TOWERS & FIBERS CORP.

Per:	/s/ Chris Cooper
Authorized Signatory
	Name:	Chris Cooper
	Title:	CEO

DUNSTAN HOLDINGS LTD.

Per:	/s/ Paul Dunstan
Authorized Signatory
	Name:	Paul Dunstan
	Title:	Director

AKANDA CORP.

Per:	/s/ Katie Field
Authorized Signatory
	Name:	Katie Field
	Title:	Interim CEO & Director

APPENDIX 1: AKANDA CONVERTIBLE PROMISSORY NOTE

Schedule “A”

Issued Share Registration and Delivery Instructions:

Registered Name of Shareholder:	DUNSTAN HOLDINGS LTD.

Address of Record for Shareholder:

Delivery Address (if different from address of record):

Contact Person Name:	Paul Dunstan

Contact Person Telephone:

Contact Person Email Address:	paul.dunstan@dunstan.ca